EXHIBIT 99

JAMES A. WHITE JOINS SUPERIOR BANCORP'S
EXECUTIVE MANAGEMENT TEAM

FOR IMMEDIATE RELEASE

BIRMINGHAM, AL- September 8, 2008 - Superior Bancorp (NASDAQ: SUPR) and Superior Bank announced today that James A. White is joining the company as its Executive Vice President & Chief Administrative Officer, effective immediately. White's initial executive responsibilities will include Financial Reporting, Managerial Accounting, Financial Planning & Analysis, Asset Liability Management, Investment Portfolio Management, Regulatory Relations and Investor Relations. In addition, he will serve as a member of the company's executive committee.

White is a 37-year veteran of the banking industry, having served as CFO and CEO of the First National Bank & Trust of Tulsa, as CFO of BOK Financial Corporation and BankAtlantic Bancorp. He began his banking career at NCNB Corporation. White retired from BankAtlantic in mid-2007.

Stan Bailey, Chairman and Chief Executive Officer of Superior, said, ''Jim White and I have been peers of each other for over 20 years. He brings a wealth of experience to our organization that has undergone dramatic growth during a period of considerable challenges in our financial markets. These are the times when such leadership experiences are especially valuable as the industry navigates through these challenges. We feel his contributions will be meaningful and substantial to Superior.''

White holds an undergraduate degree from Davidson College and received an MBA with honors from the University of North Carolina. He also proudly served his country as a Captain in the U. S. Army for five years. White's family will be relocating to Birmingham in the near future.

About Superior Bancorp

Superior Bancorp is a $3.0 billion thrift holding company headquartered in Birmingham, Alabama. The principal subsidiary of Superior Bancorp is Superior Bank, a Southeastern community bank. Superior Bank has 76 branches with 44 locations throughout the state of Alabama and 32 locations in Florida. Superior Bank currently has two new branches planned for Alabama during the remainder of 2008 in addition to the 22 that have opened since September 2006.

Superior Bank operates 22 consumer finance offices in North Alabama as 1st Community Credit and Superior Financial Services.

Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Superior Bancorp cautions that such "forward-looking statements," wherever they occur in this document or in other statements attributable to Superior Bancorp are necessarily estimates reflecting the judgment of Superior Bancorp's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward- looking statements." Such "forward-looking statements" should, therefore, be considered in light of various important factors set forth from time to time in Superior Bancorp's reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such "forward-looking statements," some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by Superior Bancorp; changes in the loan portfolio and the deposit base of Superior Bancorp; and the effects of natural disasters such as hurricanes.

Superior Bancorp disclaims any intent or obligation to update "forward- looking statements."

More information on Superior Bancorp and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com.

Superior Bancorp Contact: Tom Jung, Executive Vice President, (205) 327-3547